Exhibit 24.1

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND GLOBAL HOLDINGS INC., a Delaware corporation (the “Corporation”), hereby constitutes and appoints WILLIAM A. WULFSOHN, PETER J. GANZ, MICHAEL S. ROE AND JENNIFER I. HENKEL, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, as attorneys-in-fact on behalf of the undersigned and in the undersigned’s name, place and stead, as a Director or an Officer of the Corporation: (i) to sign any post-effective amendment (each, a “Post-Effective Amendment”) to any existing registration statement of the Corporation under the Securities Act of 1933, as amended, on Form S‑8 (each, an “Existing Registration Statement”), any amendments thereto, and all further post-effective amendments and supplements to any such Post-Effective Amendment for the registration of the Corporation’s securities, which is necessary, desirable or appropriate (a) to de-register the offer or sale of securities under any employee benefit plan of Valvoline Inc. (“Valvoline”) or (b) in connection with any changes to any employee benefit plan of the Corporation in connection with the distribution of the remaining shares of Valvoline to the shareholders of the Corporation; and (ii) to file any Post-Effective Amendment and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Post-Effective Amendment and related Existing Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Dated: March 24, 2017

/s/ William A. Wulfsohn	/s/ Barry W. Perry
Name: William A. Wulfsohn	Name: Barry W. Perry
Title: Chairman of the Board, Chief Executive Officer and Director	Title: Director
(Principal Executive Officer)

/s/ J. Kevin Willis	/s/ Mark C. Rohr
Name: J. Kevin Willis	Name: Mark C. Rohr
Title: Senior Vice President and Chief Financial Officer	Title: Director
(Principal Financial Officer)

/s/ J. William Heitman	/s/ George A. Schaefer, Jr.
Name: J. William Heitman	Name: George A. Schaefer, Jr.
Title: Vice President and Controller	Title: Director
(Principal Accounting Officer)

/s/ Brendan M. Cummins	/s/ Janice J. Teal
Name: Brendan M. Cummins	Name: Janice J. Teal
Title: Director	Title: Director

/s/ William G. Dempsey	/s/ Michael J. Ward
Name: William G. Dempsey	Name: Michael J. Ward
Title: Director	Title: Director

/s/ Jay V. Ihlenfeld
Name: Jay V. Ihlenfeld
Title: Director